Exhibit 99.1

ClearSign Technologies Corporation Provides Second Quarter 2023 Update

TULSA, Okla., August 31, 2023 -- ClearSign Technologies Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today provides an update on operations for the second quarter ended June 30, 2023.

“Our order flow increased in the second quarter, both in process burners and our boiler burner line,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “The execution of these initial sales, for both boiler burners and process burners, will set the stage for our future growth. Getting these installations in the field will give us a larger installed base and reference list going forward. Additionally, the processing and execution of these commercial orders allows us to fine tune our processes with suppliers and collaborative partners in order to be prepared for future larger scale product deployments. We are very encouraged by the engagement we are receiving in the industry regarding our technologies and we believe that our recently announced Phase 2 government grant award through the Small Business Innovative Research (SBIR) program with the Department of Energy (DOE), which provides direct support for the engineering and commercialization of our 100% hydrogen burner products, will further enhance our visibility in the industry” concluded Dr. Deller.

Recent strategic and operational highlights during and subsequent to the end of the second quarter 2023 include:

Completed Successful Phase 1 Testing of Ultra-Low NOx 100% Hydrogen Burner and Awarded Phase 2 SBIR Grant for $1.65M: With this completion of the Phase 1 work, the Company submitted a follow-up proposal with testing data and documented industry support to continue the development work with a Phase 2 grant. Subsequently, the Company was awarded a Phase 2 government grant through the SBIR program with the DOE to further the development and commercialization of a ClearSign Core™ Ultra Low NOx burner fueled with 100% hydrogen.

Received Engineering Order and Follow on order for Two Multi Burner Heaters from a California Refinery: The order is for two separate heaters and for a total of 13 burners. This is from an early customer who has ongoing experience with the operation and performance of ClearSign burner technology. The supply of ClearSign’s technology is to help the refinery adhere to the strict emissions limits implemented to support California’s clean air goals.

Entered the Texas Gulf Coast Market with Burner Sale to Global Chemical Company: The Company announced the first sale of its fire tube boiler burner technology into a non-boiler heater of a global chemicals company in the Texas market. The boiler burner will be installed into a process heater, which is replacing an existing heater and SCR (Selective Catalytic Reduction) system. Both heater and burner were sold by Tulsa Heaters Midstream, a fast growing and innovative heater provider based in Tulsa, Oklahoma. The burner is scheduled to be installed in the third quarter of 2023.

The Company recognized approximately $150 thousand in revenue during the three months ended June 30, 2023, as compared to zero revenue for the same period of 2022.

Cash, cash equivalents and short-term investments were approximately $8.5 million as of June 30, 2023.

There were 38,562,086 shares of the Company’s common stock issued and outstanding as of June 30, 2023.

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-866-372-4653 within the U.S. or 1-412-902-4217 from abroad. Investors can also access the call online through a listen-only webcast at  https://app.webinar.net/dWz7ApJRlBv or on the investor relations section of the Company's website at

http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within the U.S. or 1-412-317-0088 from abroad. Conference ID #4731576. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to our ability to successfully deliver, install, and meet the performance obligations of our burners in the California and Texas market, our ability to further expand the sale of ultra-low NOx process and boiler burners, our ability to successfully perform engineering orders, our ability to successfully develop our 100% hydrogen burner with the Phase 2 grant funding, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

PART I-FINANCIAL INFORMATION

ITEM 1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ClearSign Technologies Corporation and Subsidiary

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)	June 30,	December 31,
	2023	2022
ASSETS

Current Assets:
Cash and cash equivalents	$7,600	$6,451
Short-term held-to-maturity investments	931	2,606
Accounts receivable, net	39	79
Contract assets	3	20
Prepaid expenses and other assets	575	577
Total current assets	9,148	9,733

Fixed assets, net	478	384
Patents and other intangible assets, net	762	798
Other assets	10	10

Total Assets	$10,398	$10,925

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$428	$296
Current portion of lease liabilities	95	133
Accrued compensation and related taxes	413	471
Contract liabilities	2,105	247
Total current liabilities	3,041	1,147
Long Term Liabilities:
Long term lease liabilities	199	226
Total liabilities	3,240	1,373

Commitments and contingencies (Note 7)

Stockholders’ Equity:
Preferred stock, $0.0001 par value, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value, 38,562,086 and 38,023,701 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	4	4
Additional paid-in capital	98,604	98,079
Accumulated other comprehensive loss	(20)	(8)
Accumulated deficit	(91,430)	(88,523)
Total equity	7,158	9,552

Total Liabilities and Equity	$10,398	$10,925

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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ClearSign Technologies Corporation and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues	$150	$—	$1,044	$—
Cost of goods sold	21	—	809	—

Gross profit	129	—	235	—

Operating expenses:
Research and development	187	188	347	296
General and administrative	1,571	1,472	3,221	2,881

Total operating expenses	1,758	1,660	3,568	3,177

Loss from operations	(1,629)	(1,660)	(3,333)	(3,177)

Other income
Interest	94	—	152	—
Government assistance	14	—	107	—
Gain from sale of assets	—	14	5	37
Other income, net	43	8	162	12
Total other income	151	22	426	49

Net loss	(1,478)	(1,638)	(2,907)	(3,128)

Net loss per share - basic and fully diluted	$(0.04)	$(0.05)	$(0.08)	$(0.09)

Weighted average number of shares outstanding - basic and fully diluted	38,549,810	33,541,408	38,407,053	33,378,054

Comprehensive loss
Net loss	$(1,478)	$(1,638)	$(2,907)	$(3,128)
Foreign-exchange translation adjustments	(12)	(10)	(12)	(10)
Comprehensive loss	$(1,490)	$(1,648)	$(2,919)	$(3,138)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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